Exhibit 5.1
August 4, 2008
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, MA 01605
Re:      Registration Statement on Form S-1, Registration No. 333-152557
Ladies and Gentlemen:
     This opinion is furnished to you in connection with a registration statement on Form S-1 (the “Registration Statement”), initially filed on July 25, 2008, and as amended on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration for resale of 1,103,299 shares (the “Registered Shares”) of Common Stock, $0.0001 par value (“Common Stock”), of RXi Pharmaceuticals Corporation, a Delaware corporation (the “Company”). We understand that the Registered Shares are being registered to permit the resale of such Common Stock by the holders thereof from time to time after the effective date of the Registration Statement.
     We have acted as counsel for the Company in connection with its preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and instruments as we have deemed necessary.
     The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.
     Based on the foregoing, we are of the opinion that the Registered Shares have been duly authorized and are validly issued, fully paid and non-assessable.
     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Registered Shares while the Registration Statement is in effect.
Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP